UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023

INSTRUCTURE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40647	84-4325548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 SOUTH 3000 EAST SUITE 700
SALT LAKE CITY, Utah		84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 203-6755

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 13, 2023, Instructure Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2022. A copy of this press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2023, Frank Maylett (“Mr. Maylett”), the Company’s Chief Revenue Officer, informed the Company that he intended to step down from the Company. Mr. Maylett's last day of employment with the Company will be February 15, 2023. In connection with Mr. Maylett’s resignation, Mr. Maylett will receive accrued wages and benefits under his employment agreement. In addition, subject to his execution of a general release of claims (the “Release”), Mr. Maylett will receive (i) base salary continuation during the six-month period following the termination date, and (ii) COBRA continuation coverage for a period ending on the earlier of (x) the six month anniversary of the termination date or (y) the date Mr. Maylett becomes eligible to be covered by the health care plans of another employer, subject to Mr. Maylett’s timely election and continued eligibility. Pursuant to the Release, Mr. Maylett is subject to a perpetual confidentiality covenant, a one year non-solicitation of employees covenant, and a perpetual non-disparagement covenant.

The Company and Mr. Maylett entered into a consulting agreement dated February 10, 2023 (the “Consulting Agreement”), pursuant to which Mr. Maylett will provide consulting services to the Company during the period commencing on his last day of employment and ending on July 15, 2023 (the “Consulting Term”). In consideration of Mr. Maylett’s services during the Consulting Term, and notwithstanding any term in the applicable award agreement or the Company’s 2021 Omnibus Incentive Plan to the contrary, the 31,996 restricted stock units held by Mr. Maylett as of February 1, 2023 will vest in accordance with their respective vesting schedules on March 1, 2023 and June 1, 2023 (the “Services Consideration”). The Services Consideration will be the only consideration paid for the services rendered during the Consulting Term. A copy of the Consulting Agreement is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 13, 2023
99.2	Consulting Agreement dated February 10, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure Holdings, Inc.

Date:	February 13, 2023	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer Chief Legal Officer